                                                                 Exhibit (A).(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                             Bush Boake Allen Inc.

                                      to

                              B Acquisition Corp.
                         a wholly owned subsidiary of

                    International Flavors & Fragrances Inc.
                   (Not to be used for signature guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, NOVEMBER 3, 2000, UNLESS THE OFFER IS EXTENDED.

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                               The Depositary for the Offer is:
                                     The Bank of New York
           By Mail:               By Facsimile Transmission:     By Hand or Overnight Courier:
 Tender & Exchange Department           (212) 815-6213           Tender & Exchange Department
        P.O. Box 11248                                                101 Barclay Street
     Church Street Station                                        Receive and Deliver Window
                                     To Confirm Facsimile
 New York, New York 10286-1248          Transmissions:             New York, New York 10286
                                  (For Eligible Institutions
                                             Only)


                                        (212) 815-6156
                                    (For Confirmation Only)

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to B Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of International Flavors & Fragrances Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the "Shares"), of Bush Boake Allen Inc., a Virginia corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: __________     SIGN HERE
Certificate No(s) (if available):         Name(s) of Record Holder(s)

_____________________________________     _____________________________________

_____________________________________     _____________________________________
                                                     (please print)
[_]Check if securities will be
   tendered by book-entry transfer        Address(es);

Name of Tendering Institution:            _____________________________________

_____________________________________     _____________________________________
                                                                     (Zip Code)
Account No.: ________________________
                                          Area Code and Telephone No(s):
Dated: ________________________, 2000
                                          _____________________________________
                                          Signature(s)

                                          _____________________________________

                                          _____________________________________

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: _______________________     _____________________________________
                                                 (Authorized Signature)
Address: ____________________________
                                          Title: ______________________________
_____________________________________
                       Zip Code           Name: _______________________________

Area Code and Tel. No. ______________     _____________________________________
                                                 (Please type or print)

                                          Date: _________________________, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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